Comparison of change in value of $10,000 investment in Dreyfus Premier Municipal Bond Fund Class A shares and the Lehman Brothers Municipal Bond Index

EXHIBIT A:

                          Dreyfus
                          Premier             Lehman
                         Municipal           Brothers
   PERIOD                Bond Fund          Municipal
                          (Class A             Bond
                          shares)            Index *

  4/30/92                  9,549             10,000
  4/30/93                 10,863             11,265
  4/30/94                 11,063             11,508
  4/30/95                 11,806             12,274
  4/30/96                 12,525             13,249
  4/30/97                 13,531             14,128
  4/30/98                 14,954             15,442
  4/30/99                 15,546             16,515
  4/30/00                 14,767             16,363
  4/30/01                 16,010             18,060
  4/30/02                 16,671             19,325

* Source: Lipper Inc.